KABANI & COMPANY, INC.
Certified Public Accountants
6033 West Century Blvd., Suite 810, Los Angeles, CA 90045

Phone (310) 694-3590
Fax     (310) 410-0371
www.kabanico.com

December 21, 2006

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:	Harbin Electric, Inc.
File No. 000-51006

We have read the statements that we understand Harbin Electric, Inc. will include under Item 4.01 of the Form 8-K report, dated December 14, 2006, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.